Exhibit 1.1
UNDERWRITING AGREEMENT
March 21, 2016
El Paso Electric Company
Stanton Tower
100 North Stanton
El Paso, Texas 79901
Ladies and Gentlemen:
We (the “Representatives”) are acting on behalf of the Underwriters (including ourselves) listed on Schedule II to this Agreement (such underwriter or underwriters being herein called the “Underwriters”) and we understand that El Paso Electric Company, a Texas corporation (the “Company”), proposes to issue and sell $150,000,000 aggregate principal amount of its 5.000% Senior Notes due 2044 (the “Offered Securities”). The terms of the Offered Securities are identified in Schedule I hereto.
The Offered Securities will be issued pursuant to a Debt Securities Indenture dated as of May 1, 2005 between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, National Association, as trustee, as amended and supplemented by a First Supplemental Debt Securities Indenture dated as of May 19, 2008.
Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein or incorporated by reference herein, the Company agrees to sell and the Underwriters agree to purchase, severally and not jointly, at the purchase price set forth in Schedule I hereto, the principal amount of the Offered Securities set forth opposite their respective names in Schedule II hereto. For purposes of this Agreement, “Applicable Time” means 1:00 p.m. (New York time) on the date hereof.
Subject to the terms of this Agreement, payment of the purchase price for the Offered Securities shall be made to the Company by Federal funds wire transfer against delivery of the Offered Securities in book-entry form to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery and all documents with respect to the purchase of the Offered Securities shall be delivered by the parties at the offices of counsel for the Underwriters, Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at 10:00 A.M. (New York time) on March 24, 2016 or at such other time, not later than 1:00 P.M. (New York time) on such date as shall be designated in writing by the Representatives and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”
All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile to (i) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, facsimile number (704) 410-0326 or U.S. Bancorp Investments, Inc., 214 North Tryon Street, 26th Floor, EX-NC-WSTC, Charlotte, North Carolina 28202, Attention:

Investment Grade Syndicate, facsimile number (877) 733-3462, or (b) if to the Company, shall be delivered, mailed or sent via facsimile to Stanton Tower, 100 North Stanton, El Paso, Texas 79901, facsimile number (915) 472-1298, Attention: Corporate Secretary.
All the provisions contained in the document entitled El Paso Electric Company Underwriting Agreement Standard Provisions (the “Standard Provisions”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in the Standard Provisions is otherwise defined herein, the definition set forth herein shall control, (ii) all references in the Standard Provisions to a type of security that is not an Offered Security and the related representations, warranties, opinions given or to be given in respect thereof and the related covenants, conditions and other obligations relating thereto shall not be deemed to be a part of this Agreement, (iii) all references in the Standard Provisions to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement and (iv) the term “Representatives,” as used therein, shall, for purposes of this Agreement, mean Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc.
It is understood and agreed that the only written information provided by the Underwriters through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or Free Writing Prospectus, is the information described in Schedule IV hereto.
Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

2

Very truly yours,
WELLS FARGO SECURITIES, LLC

		By:	/s/ Carolyn Hurley
		Name:	Carolyn Hurley
		Title:	Director

U.S. BANCORP INVESTMENTS, INC.

		By:	/s/ Mark Ledford
		Name:	Mark Ledford
		Title:	Vice President

Accepted:
EL PASO ELECTRIC COMPANY

By:	/s/ Nathan T. Hirschi
Name:	Nathan T. Hirschi
Title:	Senior Vice President, Chief Financial Officer

[Signature page to El Paso Electric Company Underwriting Agreement]

Registration Statement No. 333-198989

SCHEDULE I
TO UNDERWRITING AGREEMENT

Indenture: El Paso Electric Company Debt Securities Indenture dated as of May 1, 2005, as amended
Trustee: The Bank of New York Mellon Trust Company, N.A.
Title: El Paso Electric Company 5.000% Senior Notes due 2044
Aggregate Principal Amount: $150,000,000 (Reopening of 5.000% Senior Notes due 2044, of which $150,000,000 was previously issued on December 1, 2014), for a total principal amount outstanding of $300,000,000
Purchase Price: 103.826%, plus accrued interest from December 1, 2015 to, but excluding, the date of payment and delivery
Maturity Date: December 1, 2044
Interest Rate: 5.000%
Interest Payment Dates: June 1 and December 1, commencing June 1, 2016 (Interest accrues from December 1, 2015)
Form and Denomination: The Offered Securities will be issued in fully registered form in denominations of $1,000 and in integral multiples in excess thereof.
Ranking: The Offered Securities will be the Company’s senior unsecured obligations and will rank equally with all its other existing and future senior unsecured debt, including all other debt securities issued under the indenture relating to the Offered Securities, from time to time outstanding.
Redemption Provisions: Prior to June 1, 2044, callable at any time at a make-whole premium of the greater of (i) 100% of the principal amount and (ii) discounted present value at Treasury Rate plus 30 basis points. On or after June 1, 2044, callable at any time at par.

CUSIP Number: 283677AZ5
Settlement Date: March 24, 2016
Sinking Fund: None.
Listing: The Offered Securities will not be listed on any national securities exchange.

SCHEDULE II
TO UNDERWRITING AGREEMENT

Underwriter	Principal Amount of Offered Securities to be Purchased
Wells Fargo Securities, LLC	$82,500,000
U.S. Bancorp Investments, Inc.	$67,500,000

SCHEDULE III
TO UNDERWRITING AGREEMENT

Preliminary Prospectus Supplement dated March 21, 2016 filed with the Commission pursuant to Rule 424B2
Term sheet reflecting the terms on Schedule I

SCHEDULE IV
TO UNDERWRITING AGREEMENT

•
The second, third, fourth and fifth sentences of the third paragraph, the third and fourth sentences of the sixth paragraph, and the seventh paragraph of text under the caption “Underwriting” appearing on page S-25 of the Preliminary Prospectus Supplement dated March 21, 2016 and the Prospectus dated March 21, 2016.

EL PASO ELECTRIC COMPANY
Debt Securities
First Mortgage Bonds
Preferred Stock
Common Stock
Warrants
Purchase Contracts
Units
FORM OF UNDERWRITING AGREEMENT STANDARD PROVISIONS
1.Introductory. From time to time, El Paso Electric Company, a Texas corporation (“Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement.” Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
The Company proposes to issue and sell from time to time certain of its unsecured debt securities, first mortgage bonds, preferred stock, no par value, common stock, no par value (“Common Stock”), warrants, purchase contracts, and units registered under the Registration Statement referred to in Section 2(a) (“Registered Securities”). The Registered Securities constituting unsecured debt securities will be issued under the Indenture dated May 1, 2005 by the Company and The Bank of New York Trust Mellon Company, N.A., as successor to JPMorgan Chase Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture dated May 19, 2008, (collectively, the “Indenture”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms pursuant to the Indenture. The Registered Securities constituting first mortgage bonds will be issued under the General Mortgage Indenture and Deed of Trust, dated as of February 1, 1996, as amended and supplemented, between the Company and U.S. Bank National Association as successor to State Street Bank and Trust Company, as Trustee (the “Mortgage”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms pursuant to the Mortgage. The Registered Securities constituting preferred stock may be issued in one or more series, which series may vary as to dividend rates, redemption provisions, selling prices and other terms, and which series will be issued under a statement of resolution establishing such series, subject to the Company’s Articles of Incorporation. The Registered Securities constituting warrants, purchase contracts or units will have such terms as are set forth in the Time of Sale Prospectus and the Prospectus referred to in Section 2(a) and will be issued under such agreements and documents as set forth in the Underwriting Agreement. Particular series or offerings of Registered Securities will be sold pursuant to the Underwriting Agreement, for resale in accordance with the terms of the offering determined at the time of sale.
The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities.” The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in the Underwriting Agreement are hereinafter referred to as the “Representatives.”
2.Representations and Warranties of the Company. The Company, as of the date of this Agreement, represents and warrants to, and agrees with, each Underwriter that:

(a)The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to Registered Securities, including the Offered Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Registered Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Basic Prospectus and preliminary prospectus, if any, together with any free writing prospectuses identified in Schedule III of the Underwriting Agreement. A “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective or was deemed effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) on the effective date of the Registration Statement and on the date hereof the Registration Statement and the Prospectus complied and comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-I) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.
(c)The Company is a well-known seasoned issuer (as defined by Rule 405 under the Act), eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(d)The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.
(e)The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company (“Material Adverse Effect”). The Company has no subsidiaries that (i) have assets of more than $1,000,000 and (ii) have conducted any new business activity during the prior six months.
(f)If the Offered Securities are debt securities/first mortgage bonds: The Indenture/Mortgage has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below in Section 3) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture/Mortgage will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus and the Indenture/Mortgage and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and, in the case of first mortgage bonds, will be entitled to the security afforded by the Mortgage.

(g)If the Offered Securities are preferred stock: The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or pursuant to the Delayed Delivery Contracts, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Offered Securities.
(h)If the Offered Securities are Common Stock: The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Common Stock.
(i)If the Offered Securities are warrants, purchase contracts or units: The Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or pursuant to the Delayed Delivery Contracts, such Offered Securities will have been validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus.
(j)If the Offered Securities are convertible, exchangeable or exercisable securities, including warrants and purchase contracts:
(i)when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible or exchangeable into or exercisable for debt or equity securities of the Company in accordance with their terms (if the Offered Securities are preferred stock, warrants or purchase contracts) or the Indenture/Mortgage (if the Offered Securities are debt securities/first mortgage bonds);
(ii)if the Offered Securities are convertible or exchangeable into or exercisable for Common Stock, the shares of Common Stock initially issuable upon conversion, exchange or exercise of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Time of Sale Prospectus and the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Common Stock; and
(iii)if the Offered Securities are convertible or exchangeable into or exercisable for debt securities/first mortgage bonds, the Indenture/Mortgage has been duly authorized and has been duly qualified under the Trust Indenture Act; the debt securities/first mortgage bonds underlying the Offered Securities have been duly authorized; and when the debt securities/first mortgage bonds underlying the Offered Securities are delivered upon conversion, exchange or exercise of the Offered Securities, the Indenture/Mortgage will have been duly executed and delivered, such debt securities/first mortgage bonds will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the Time of Sale

Prospectus and the Prospectus and the Indenture/Mortgage and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and, in the case of first mortgage bonds, will be entitled to the security afforded by the Mortgage.
(k)If the Offered Securities are Common Stock or are convertible into Common Stock: Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.
(l)If the Offered Securities are Common Stock or are convertible into Common Stock: There are no contracts, agreements or understandings between the Company and any person granting, by reason of the execution of this Agreement, such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.
(m)If the Offered Securities constitute Common Stock or are convertible into Common Stock: The outstanding shares of Common Stock are listed on The New York Stock Exchange (the “Stock Exchange”) and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) has been approved for listing on the Stock Exchange, subject to notice of issuance. If the Offered Securities are debt securities/first mortgage bonds or preferred stock, they have been approved for listing on an exchange as indicated in this Agreement, subject to notice of issuance.
(n)Each of the Federal Energy Regulatory Commission (“FERC”) and the New Mexico Public Regulation Commission (“NMPRC”) has issued its final order authorizing the issuance and sale of the Offered Securities by the Company; such orders are in full force and effect and are sufficient to authorize the transactions contemplated by this Agreement for a two-year period from the date of authorization; and no other consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act the filing with FERC of a subsequent report of the issuances made, and if the Offered Securities are debt securities/first mortgage bonds, the Trust Indenture Act and such as may be required under state securities laws.
(o)The execution, delivery and performance of the Indenture/Mortgage (if the Offered Securities are debt securities/first mortgage bonds), this Agreement and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are other than Common Stock, compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or (C) the articles of incorporation or by-laws of the Company, except insofar as any such breach or violation or default pursuant to any agreements or instrument described under clause (B) above would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.
(p)If the Offered Securities are first mortgage bonds: The mortgage lien created by the Company pursuant to the terms of the Mortgage on the Closing Date will create a valid security interest in the Mortgaged Property (as defined therein) securing payment of the first mortgage bonds and the payment and performance of all of the Company’s other obligations under the Mortgage. On the Closing Date, (i) except as permitted by the Mortgage, such security interest will constitute a first, prior and exclusive lien with respect to the Mortgaged Property and (ii) no filings, registrations, recordings, deliveries or other actions on the part of the Company will be required in order to perfect the security interest in such Mortgaged Property created under the Mortgage, other than filings, recordings, deliveries or other actions which, on or before the Closing Date, will have been made by or on behalf of the Company and recordation of the Mortgage in the jurisdictions in which the Mortgaged Property subject thereto is located.
(q)This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.
(r)Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects except liens for taxes not yet due and payable that would not materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.
(s)The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.
(t)There is (i) no significant unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against it before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the best knowledge of the Company, threatened against it and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or, to the best knowledge of the Company, threatened against it except for such actions specified in clauses (i) or (ii) above, which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(u)Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, the Company has not violated any safety or similar law applicable to its business, nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, which in each case would result in a Material Adverse Effect. Except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, the Company is in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. The term “Hazardous Material” means (i) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
(v)In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
(w)Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its respective properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture/Mortgage (if the Offered Securities are debt securities/first mortgage bonds), this Agreement or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.
(x)KPMG LLP (the “Accountants”), who have audited certain financial statements of the Company, are independent registered public accountants as required by the Act and the Rules and Regulations. The financial statements included in the Registration Statement, the Time of Sale Prospectus, and the Prospectus present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein.
(y)Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial position, stockholders’ equity or results of operations of the Company and, except as disclosed in or contemplated by the Time of Sale Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(z)The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(aa)The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(bb)     The Company is not (i) in violation of its Articles of incorporation or by-laws, (ii) to the best knowledge of the Company, after due inquiry, other than as described in the Time of Sale Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation, the violation of which would reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would reasonably be expected to have a Material Adverse Effect.
(cc)     The Company maintains (x) systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act).
(dd)     The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ee)     The operations of the Company are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ff)     No part of the proceeds from the sale of the Offered Securities hereunder will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(gg)     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
3.Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities shall be evidenced by the Underwriting Agreement at the time the Company determines to sell the Offered Securities. The Underwriting Agreement specifies the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of Offered Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are other than Common Stock) the terms of the Offered Securities not already specified (in the Indenture/Mortgage, in the case of Offered Securities that are debt securities/first mortgage bonds), as applicable, including, but not limited to, interest rate, dividend rate, maturity, any redemption provisions and any sinking fund requirements, conversion rate, exercise conditions and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts. The Underwriting Agreement also specifies the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Underwriting Agreement (the “Representatives”) and the Company agree as the time for payment and delivery (being herein and in the Underwriting Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the Time of Sale Prospectus and the Prospectus. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities are several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Time of Sale Prospectus and the Prospectus.
If the Underwriting Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Underwriting Agreement in respect of the principal amount or number of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the amount of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the amount of Offered Securities set forth opposite each Underwriter’s name in such Underwriting Agreement, except to the extent that the Representatives determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the amount of Contract Securities.
If the Offered Securities are preferred stock or Common Stock, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, and otherwise, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Representatives requests.

If the Underwriting Agreement for the Offered Securities specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the applicable Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Time of Sale Prospectus and the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Representatives, in each case drawn to the order of the Company at the place of payment specified in the Underwriting Agreement on the Closing Date, against delivery to the applicable Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.
4.Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the Registration Statement relating to the Registered Securities, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:
(a)The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5) not later than the second business day following the execution and delivery of this Agreement.
(b)Before amending or supplementing the Registration Statement, Time of Sale Prospectus or the Prospectus, the Company will furnish the Representatives a copy of such proposed amendment or supplement, and will incorporate any reasonable comments that the Representatives may have. The Company will advise the Representatives of any institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof.
(c)The Company will furnish to the Representatives a copy of each proposed free writing prospectus and each broadly available road show prepared by or on behalf of, used by, or referred to by the Company and the Company will not use or refer to any proposed free writing prospectus or broadly available road show to which the Representatives reasonably object.
(d)The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)If prior to the Applicable Time, the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities and any event occurs as a result of which the Time of Sale Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement to the Time of Sale Prospectus which will correct such statement or omission.
(f)If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement to the Prospectus which will correct such statement or omission.
(g)As soon as practicable the Company will make generally available to its securityholders an earning statement covering a period of 12 months beginning after the date hereof which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations.
(h)The Company will furnish to the Representatives, without cost, copies of the Registration Statement, including all exhibits, any related Preliminary Prospectus, any related Free Writing Prospectuses, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.
(i)The Company will endeavor to qualify the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably request and will continue such qualifications in effect so long as required for the distribution.
(j)The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale, for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities/first mortgage bonds or preferred stock), for any applicable filing fee incident to any review by the Financial Industry Regulatory Authority, Inc. of the Registered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any Preliminary Prospectus, any Free Writing Prospectuses or any other amendments or supplements to the Prospectus to the Underwriters.
(k)If the Offered Securities are debt securities/first mortgage bonds or preferred stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities/first mortgage bonds issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities/first mortgage bonds) or any series of preferred stock issued (if the Offered Securities are preferred stock), without the prior written consent of the Representatives for a period beginning at the time of execution of this Agreement and ending the number of days after the Closing Date specified in the Underwriting Agreement, subject to such exceptions as are specified in this Agreement.
(l)If the Offered Securities are Common Stock or are convertible, exchangeable or exercisable into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, without the prior written consent of the Representatives for a period beginning at the time of execution of this Agreement and ending the number of days after the Closing Date specified in the Underwriting Agreement, except grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date of this Agreement and such other exceptions as are specified in this Agreement.
5.Certain Agreements of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
6.[Reserved]
7.Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)On or prior to the date of this Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, in form and substance satisfactory to the Underwriters of the Accountants containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus.
(b)(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and (ii) there shall have been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial position, stockholders’ equity or results of operation of the Company from that set forth in the Time of Sale Prospectus; and the Underwriters shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.
(c)Subsequent to the execution of this Agreement, there shall not have occurred (i) any material adverse change, nor any development or event involving a prospective material adverse change, in the financial position, stockholders’ equity or results of operation of the Company which, in the judgment of a majority in interest of the Underwriters including any Representatives, makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including any Representatives, be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
(d)The Representatives shall have received an opinion or opinions, dated the Closing Date, of counsel for the Company, including Texas, New Mexico, Arizona and federal regulatory counsel, in form and substance reasonably satisfactory to them, which shall address, among other things, federal and state regulatory matters, and, if the Offered Securities are first mortgage bonds, the liens created by the Mortgage.
(e)The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, which are in form and substance reasonably satisfactory to them.
It is understood that the Company’s special outside counsel and the Underwriters’ counsel may base their opinions as to all matters relating to the laws of Texas, New Mexico, Arizona, and federal regulatory matters upon the opinion of the Company’s relevant local and regulatory counsel. It is further understood that the opinion of special outside counsel of the Company shall be limited to the federal laws of the United States and the laws of the State of New York. Counsel may state that with respect to certain opinions their belief or opinion, as the case may be, is based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and any supplements and amendments thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.
(f)The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.
(g)The Representatives shall have received a letter, dated the Closing Date, of the Company’s independent public accountants which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives in their sole discretion may jointly agree to waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.
In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Representatives at any time upon mailing or otherwise delivering written notice thereof to the Company. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 4(j) and Section 10 and except for any liability under Section 8.
8.Indemnification and Contribution.
(a)The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Time of Sale Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Underwriting Agreement.
(b)Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company to each Underwriter set forth in Section 8(a), against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Underwriting Agreement.

(c)Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof but the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel at the indemnifying party’s expense and to control its defense of such action if (i) the indemnifying party and the indemnified party agree to the retention of that counsel, (ii) the indemnifying party’s failure to assume the defense of such action in a timely manner is reasonably likely to prejudice the indemnified party in a material respect or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including legal defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
9.Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under this Agreement and the amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the amounts of Offered Securities set forth opposite their names in the Underwriting Agreement as a result of Delayed Delivery Contracts entered into by the Company.
10.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.

11.Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it at Stanton Tower, 100 North Stanton, El Paso, TX 79901, Attention: Corporate Secretary.
12.Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Underwriting Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
13.Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Underwriting Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.
14.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
15.Entire Agreement. (A) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities.
(a)The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements, and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
16.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

ANNEX I
FORM OF DELAYED DELIVERY CONTRACT
________, 20__
Ladies and Gentlemen:
The undersigned hereby agrees to purchase from El Paso Electric Company, a Texas corporation (the “Company”), and the Company agrees to sell to the undersigned the Company’s securities described in Schedule A annexed hereto (the “Securities”), offered by the Company’s Prospectus dated ________________, 20__ and Prospectus Supplement dated ________________, 20__, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.
The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery dates set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”
Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company in Federal or other funds immediately available on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned as its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.
This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

(Purchaser)

By:

(Title)

(Address)

Accepted:
EL PASO ELECTRIC COMPANY
By:
Name:
Title:

PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING
The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

Name	Telephone No. (Including Area Code)	Department

SCHEDULE A
Securities:
Principal Amounts to be Purchased:
Purchase Price:
Delivery: